UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 6, 2006



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                    88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers

     Steven B. Zavagli, a member of our Board of Directors since February 2005, resigned effective September 7, 2006, in order to avoid a conflict of interest and facilitate the renegotiation of the terms of the 2004 Exclusive Field of Use License Agreement and Product Sale Agreement (the "License Agreement") between us and Wynn Starr Special Products, LLC. Mr. Zavagli is the founder, Chairman and the Chief Executive Officer of Wynn Starr Special Products and its ultimate parent company, Wynn Starr Flavors, Inc. In 2004, we entered into the License Agreement with Wynn Starr Special Products. Under the terms of this agreement and its subsequent amendments, we have granted Wynn Starr Special Products the exclusive, worldwide right to market and distribute products used as post-harvesting processing aids for the poultry industry based on the pHarlo technology. We asked Wynn Starr Special Products to renegotiate certain provisions of the License Agreement to better align its terms to the future customers' potential purchasing patterns. The Company anticipates completing the amended agreement shortly.

     At the time of his resignation, Mr. Zavagli had been a member of the compensation committee of our Board of Directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2006


                                        TASKER PRODUCTS CORP.



                                        By: /s/ Stathis Kouninis
                                           -------------------------------------
                                           Stathis Kouninis
                                           Chief Financial Officer